UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 13, 2011

INGLES MARKETS, INCORPORATED

(Exact name of registrant as specified in its charter)

North Carolina	0-14706	56-0846267
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 6676, Asheville, NC		28816
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (828) 669-2941

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 13, 2011, Charles L. Gaither announced that he would retire as a director of the Company effective December 13, 2011. Mr. Gaither’s retirement did not result from any disagreement with the Company with respect to the Company’s operations, policies or practices. The Company appointed L. Keith Collins as a director of the Company to fill the vacancy left by Mr. Gaither’s retirement effective December 13, 2011.

In September 2011, Mr. Collins was elected President of Milkco, Inc., a subsidiary of the Company that processes, packages and distributes milk, fruit juices and spring water. Mr. Collins was previously Vice President of Milkco from 2004 to 2011. He has been continuously employed by Milkco since 1990. Mr. Collins is 54.

As of the time of the filing of this report, the Company has not entered into any material plan, contract, or arrangement to which Mr. Collins is a party or in which he participates, or any material amendment, in connection with the appointment described above. In the event of such a material plan, contract or arrangement, or material amendment, the Company will file an amendment to this report within four business days thereof.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INGLES MARKETS, INCORPORATED

December 13, 2011

	By:	/s/ Ronald B. Freeman
Ronald B. Freeman Chief Financial Officer